                                                                                                                                                                                         Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
December 11, 2007                                                                         For Further Information Contact:
Paul M. Limbert
(304) 234-9206
President & CEO

OR

Robert H. Young
(304) 234-9447
Executive VP & CFO

WesBanco Announces the Shareholder Election Results for the Merger
with Oak Hill Financial, Inc.

WHEELING, WV– December 11, 2007 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a multi-state bank holding company headquartered in Wheeling, West Virginia, today announced the merger consideration elections by Oak Hill Financial, Inc. (“Oak Hill”) shareholders in the previously announced merger of WesBanco and Oak Hill, which closed on November 30, 2007.  The exchange was structured to be a 90% stock and 10% cash transaction.  For each share of Oak Hill common stock that an Oak Hill shareholder owned, they could have received, at their election, either $38.00 in cash or 1.256 shares of WesBanco common stock, or a combination thereof, subject to certain limitations.  The election results are as follows, on a base of 5,370,892 Oak Hill shares outstanding as of the merger date:

❖	3,510,608 shares or 65.36% of the shares outstanding elected to receive cash.
❖	1,516,740 or 28.24% of the shares outstanding elected to receive stock.
❖	343,544 shares or 6.40% of the shares outstanding did not make a timely or valid election.

In accordance with the terms of the merger agreement, and to balance the total consideration at 90% stock and 10% cash, all Oak Hill shareholders that did not make a timely or valid election will receive all stock.  Shareholders electing stock will receive all stock, and those electing cash will receive approximately 15.2987% of their election in cash and the remainder in WesBanco common stock, as per a proration factor applied in accordance with terms of the merger agreement.  A total of approximately 6,071,000 shares of WesBanco common stock will be issued; however, WesBanco will not issue any  fractional shares.  Instead, Oak Hill shareholders will receive cash at the rate of $38.00 per share in lieu of fractional shares of WesBanco that the shareholder would otherwise be entitled to receive.  Cash and stock distributions will occur on or about December 14, 2007.

WesBanco’s merger with Oak Hill creates a multi-state bank holding company of $5.3 billion in total assets providing banking services through 117 locations and 152 ATM’s in West Virginia, Ohio and Pennsylvania. WesBanco’s banking subsidiaries are WesBanco Bank, Inc., headquartered in Wheeling, West Virginia, and Oak Hill Banks, headquartered in Jackson, Ohio. In addition, WesBanco operates an insurance company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Oak Hill, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Oak Hill may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2006 Annual Report on Form 10-K, Oak Hill’s 2006 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Oak Hill with the Securities and Exchange Commission, including both companies’ Form 10-Q’s as of September 30, 2007. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Oak Hill assumes any obligation to update any forward-looking statement.

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